Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279292

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 11, 2025

Preliminary Prospectus Supplement

(To the Prospectus Dated May 31, 2024)

HYCROFT MINING HOLDING CORPORATION

         Units

Each Unit Consisting of One Share of Class A Common Stock

and One-Half of One Warrant to Purchase One Share of Class A Common Stock

(and       Shares of Class A Common Stock Underlying the Warrants)

Pursuant to this prospectus supplement and the accompanying base prospectus, we are offering        units (“Units”) at a public offering price of $       per Unit for aggregate gross proceeds of $     . Each Unit consists of one share of our Class A common stock, par value $0.0001 per share (our “common stock”) and one-half of one warrant to purchase one share of common stock (each whole warrant, a “Warrant”). The Units will not be issued or certificated. The shares of common stock and Warrants are immediately separable and will be issued separately. Each Warrant is exercisable to purchase one share of common stock (the “Warrant Shares”) at an exercise price of $       per Warrant Share for a period of three years following the closing date of this offering, subject to adjustment as described in “Description of Securities—Warrants to be Issued in this Offering.” This prospectus supplement to the accompanying prospectus relates to the offering of the Units, the shares of common stock and Warrants comprising the Units and the Warrant Shares issuable upon exercise of the Warrants.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “HYMC.” The last reported sale price of our common stock on Nasdaq on June 11, 2025, was $4.28 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect that the liquidity of the Warrants will be limited.

This prospectus supplement and the accompanying base prospectus should be read collectively in their entirety. If there is any inconsistency between the information in this prospectus supplement and the accompanying base prospectus, you should rely on the updated information in this prospectus supplement.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Offering proceeds to us, before expenses(2)	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses incurred in this offering. See “Underwriting” beginning on page S-19 of this prospectus supplement for additional information regarding total underwriting compensation.

(2)	Does not give effect to any exercise of the Warrants being issued in this offering.

Investing in the Units involves risks. See the sections titled “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 7 of the accompanying base prospectus and the risk factors described in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein and therein to read about factors you should consider before investing in the Units.

We have granted the underwriters an option, exercisable in whole or in part and from time to time, at the sole discretion of the underwriters, at any time up to 30 days following the date of this prospectus supplement to purchase up to an additional        Units from us, representing 15% of the number of Units sold under the offering at the offering price, less the underwriting discounts and commissions set forth above.

The underwriters expect to deliver the shares of common stock and Warrants through the book-entry facilities of The Depository Trust Company on or about June     , 2025, subject to customary closing conditions.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

BMO CAPITAL MARKETS	PARADIGM CAPITAL INC.

The date of this prospectus supplement is June       , 2025.

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process and relates to the offering of our securities. Before buying any of the Units that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and the accompanying base prospectus. These documents contain important information that you should consider when making your investment decision.

This document contains two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering and the Units offered hereby, and also supplements and updates information contained in the accompanying base prospectus and the documents incorporated into each by reference. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If the information in this prospectus supplement is inconsistent with the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context indicates otherwise, references in this prospectus supplement to “Hycroft,” “Company,” “we,” “us” and “our” refer to Hycroft Mining Holding Corporation, a Delaware corporation, and its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents that we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), all as may be amended from time to time. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events, or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Words such as “believe,” “could,” “should,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.

These forward-looking statements are based on our current expectations, assumptions and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to:

Risks related to changes in our operations at the Hycroft Mine, including:

●	Risks associated with cessation of mining operations at the Hycroft Mine;
●	Uncertainties concerning estimates of mineral resources;
●	Risks relating to a lack of a completed pre-feasibility or feasibility study; and
●	Risks related to our ability to finance and establish commercially feasible mining operations.

Industry-related risks, including:

●	Fluctuations in the prices of gold and silver;
●	Intense competition within the mining industry for mineral properties, employees, contractors and consultants;
●	The commercial success of, and risks relating to, our exploration and development activities;
●	Uncertainties and risks related to reliance on contractors and consultants;
●	Availability and cost of equipment, supplies, energy, or commodities;
●	The inherently hazardous nature of mining activities, including safety and environmental risks;
●	Potential effects of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;
●	Uncertainties relating to obtaining, retaining or renewing approvals and permits from governmental regulatory authorities;
●	Cost of compliance with current and future government regulations, including environmental regulations;
●	Potential challenges to title in our mineral properties;
●	Inadequate insurance to cover all risks associated with our business, or cover the replacement costs of our assets or may not be available for some risks;
●	Risks associated with potential legislation in Nevada that could significantly increase the cost of mine development on our unpatented mining claims;
●	Risks associated with regulations and pending legislation involving climate change could result in increased costs, which could have a material adverse effect on our business; and
●	Changes to the climate and regulations regarding climate change.

Business-related risks, including:

●	Risks related to our ability to raise capital on favorable terms or at all;
●	The loss of key personnel or our failure to attract and retain personnel;
●	Risks related to our substantial indebtedness, including operating and financial restrictions under existing indebtedness, cross-acceleration and our ability to generate sufficient cash to service our indebtedness;
●	The costs related to our land reclamation requirements;
●	Future litigation or similar legal proceedings could have a material adverse effect on our business and results of operations;
●	Risks related to information and operational technology systems, new technologies and security breaches; and
●	Risks that principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

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Risks related to our common stock and warrants, including:

●	Volatility in the price of our common stock and warrants;
●	Risks relating to a potential dilution as a result of future equity offerings;
●	Risks relating to a short “squeeze” resulting in sudden increases in demand for our common stock;
●	Risks relating to information published by third parties about us that may not be reliable or accurate;
●	Risks associated with interest rate changes;
●	Volatility in the price of our common stock could subject us to securities litigation;
●	Risks associated with our current plan not to pay dividends;
●	Risks associated with future offerings of senior debt or equity securities;
●	Risks related to a failure to comply with the Nasdaq listing requirements and a potential delisting by Nasdaq;
●	Anti-takeover provisions could make a third-party acquisition of us difficult; and
●	Risks related to limited access to our financial information due to the fact that we elected to take advantage of the disclosure requirement exemptions granted to smaller reporting companies.

You should also read carefully the factors described in the “Risk Factors” section contained in this prospectus supplement, the accompanying base prospectus, and incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024 to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In light of these assumptions, risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of the applicable document containing the forward-looking statement. Except as required by applicable law, we undertake no obligation to update such statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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CAUTIONARY NOTE REGARDING MINERAL RESOURCE ESTIMATES

The mineral resource estimates included herein or incorporated by reference herein, including in the Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada, effective March 27, 2023 (the “2023 Hycroft TRS”), have been prepared in accordance with the requirements of the Modernization Rules (as defined herein) as set forth in subpart 1300 of Regulation S-K. The terms “Mineral Resource,” “Measured Mineral Resource,” “Indicated Mineral Resource” and “Inferred Mineral Resource” are defined and used in accordance with the Modernization Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits (including mineral resources) in these categories will ever be converted into mineral reserves. You are further cautioned that, except for any portion of mineral resources, as applicable, classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence and as to whether they can be economically or legally mined. Under the Modernization Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an Inferred Mineral Resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an Inferred Mineral Resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or Indicated Mineral Resources will ever be upgraded to mineral reserves.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement, the accompanying base prospectus or incorporated by reference herein or therein from our filings with the SEC. As it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with the more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement or accompanying base prospectus. You should read this entire prospectus supplement, the registration statement of which this prospectus supplement is a part and accompanying base prospectus, including the information incorporated by reference in its entirety, including the sections titled “Risk Factors” herein and in such documents, as well as the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes contained in and incorporated by reference into this prospectus supplement and accompanying base prospectus, before purchasing our securities.

Company Overview

We are a U.S. based gold and silver exploration and development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada.

Our property, the Hycroft Mine, historically operated as an open-pit oxide mining and heap leach processing operation. It is located approximately 54 miles northwest of Winnemucca, Nevada. Mining operations at the Hycroft Mine were restarted in 2019 on a pre-commercial scale and discontinued in November 2021 as a result of the then-current and expected ongoing cost pressures for many of the reagents and consumables used at the Hycroft Mine and to further determine the most effective processing method for the sulfide ore. Processing of gold and silver ore previously placed on leach pads was completed as of December 31, 2022. In March 2023, we, along with our third-party consultants, completed and filed the 2023 Hycroft TRS, prepared in accordance with the SEC’s Modernization of Property Disclosures for Mining Registrants as set forth in subpart 1300 of Regulation S-K (“Modernization Rules”). The 2023 Hycroft TRS provides an initial assessment of the mineral resource estimate utilizing a milling and pressure oxidation (“POX”) process for sulfide and transition mineralization and a heap leaching process for oxide mineralization and some transition mineralization. The 2023 Hycroft TRS included: (i) additional exploration drilling results from 2021 and 2022; (ii) additional assay information associated with historical drilling that was previously missing; (iii) other updates after additional review of historical assay certificates; and (iv) other adjustments. The 2023 Hycroft TRS superseded and replaced the Initial Assessment Technical Report Summary for the Hycroft Mine, prepared in accordance with the requirements of the Modernization Rules, with an effective date of February 18, 2022 (“2022 Hycroft TRS”), and the 2022 Hycroft TRS should no longer be relied upon. Our ongoing disclosures and many of management’s estimates and judgments as of and for the periods ended December 31, 2024 and 2023, are based on the 2023 Hycroft TRS. We will continue to build on the work to date, incorporate exploration data as it becomes available, and investigate opportunities identified through progressing the technical and data analyses leading up to the 2023 Hycroft TRS and subsequent studies and analyses. We expect we will provide an updated technical report, which is currently targeted for the fourth quarter of 2025.

We do not expect to generate revenues from gold and silver sales until after further developing the Hycroft Mine and recommencing mining and processing operations. To achieve this, we will require additional funding. As of December 31, 2024, the Hycroft Mine had measured and indicated mineral resources of 10.6 million ounces of gold and 360.7 million ounces of silver and inferred mineral resources of 3.4 million ounces of gold and 96.1 million ounces of silver, which are contained in oxide, transitional, and sulfide ores.

2025 Outlook

Our current plan is to operate safely and environmentally responsibly while advancing exploration, targeting high-grade opportunities, and completing technical studies and data analyses. Subject to having sufficient funding, key 2025 objectives include assessing the potential for a high-grade underground mining scenario, executing a follow-up exploration program to expand high-grade silver mineralization, finalizing engineering and trade-off studies, and reviewing district exploration targets to unlock broader mineral resource potential.

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The exploration program for 2025 is designed to test the lateral and at depth extensions of the newly discovered high-grade silver dominant trends at the Brimstone and Vortex areas and continue exploration to the east of the Hycroft Mine. These new systems remain open in all directions and at depth, having the potential to expand and be developed as an underground mine. Geophysical surveys and structural geology reviews have identified high-priority anomalies expanding our target area to the east of the Hycroft Mine spanning a two-kilometer by one-kilometer area within the current plan of operation, and we are refining drill targets for these areas.

Trade-off studies and alternative analyses will continue in 2025, evaluating grinding methods, flotation cell configurations, and sulfide conversion processes such as pressure oxidation and roasting to optimize recoveries and explore additional by-product revenue streams. These efforts will support the development of optimal process flow sheets, and we expect we will provide updates to the technical report, which is currently targeted for the fourth quarter of 2025.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We will cease to qualify as a smaller reporting company if we have (1) a public float in excess of $250 million and annual revenues in excess of $100 million during our last fiscal year, or (2) a public float in excess of $700 million, in each case determined on an annual basis as of the last business day of our second quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Hycroft Mining Holding Corporation (formerly known as Mudrick Capital Acquisition Corporation) was incorporated under the laws of the state of Delaware on August 28, 2017. Our mailing address is PO Box 3030, Winnemucca, Nevada 89446, and our telephone number is (775) 304-0260. Our website address is www.hycroftmining.com. Information contained on our website is not part of this prospectus supplement and no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. We have included our website in this prospectus supplement solely as an inactive textual reference.

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THE OFFERING

Issuer	Hycroft Mining Holding Corporation

Units offered by us	Units. Each Unit consists of one share of common stock and one-half of one Warrant. Units will not be issued or certificated. The shares of common stock and the Warrants are immediately separable and will be issued separately. Each Warrant is exercisable to purchase one Warrant Share at an exercise price of $ for a period of three years following the closing date of this offering, subject to adjustment as described in “Description of Securities - Warrants to be Issued in this Offering.”

Offering price per Unit	$ per Unit

Underwriters’ option to purchase additional Units	We have granted the underwriters an option (the “Option”) to purchase up to an additional Units (the “Additional Units”), comprised of additional shares of our common stock (“Additional Shares”) and additional Warrants (“Additional Warrants” and, together with the Additional Units and Additional Shares, the “Additional Securities”), representing 15% of the number of Units sold under the offering. The Option is exercisable in whole or in part at any time and from time to time up to 30 days after the date of this prospectus supplement. The Option may be exercised by the Underwriters in respect of: (i) Additional Units at the public offering price, less underwriting discounts and commissions; or (ii) Additional Shares at a price of $ per Additional Share, less underwriting discounts and commissions; or (iii) Additional Warrants at a price of $ per Additional Warrant, less underwriting discounts and commissions; or (iv) any combination of Additional Securities so long as the aggregate number of Additional Shares and Additional Warrants that may be issued under the Option does not exceed Additional Shares and Additional Warrants.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional Units), assuming no exercise of any Warrants issued in this offering.

Description of Warrants	The Warrants will have an exercise price of $ per share, will be immediately exercisable and will expire on the three year anniversary of the initial closing date of the offering. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the Warrants.

Shares of common stock underlying the Warrants included in Units	shares (or shares if the underwriters exercise their option in full).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $       million (or approximately $       million if the underwriters exercise in full their option to purchase additional Units), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any Warrants issued in this offering.

We intend to use these proceeds for further exploration, working capital and for general corporate purposes. See “Use of Proceeds.”

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Limitations on beneficial ownership	Notwithstanding anything herein to the contrary, no holder will be permitted to exercise its Warrants if, after such exercise, such holder would beneficially own more than 4.99% of the shares of common stock then outstanding (provided, however, that if the holder (or a controlling affiliate of the holder) is already subject to Section 16 of the Exchange Act with respect to the Company’s common stock prior to giving effect to the Warrants, such limitation shall be 19.99% in lieu of 4.99%, unless and until stockholder approval for such issuances in excess of the limitation is obtained; we have agreed to use our best efforts to obtain such stockholder approval), subject to the right of the holder to increase such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 19.99% and such 61 day period cannot be waived.

Risk Factors	Investing in the Units involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus, as well as all other information included in this prospectus supplement and the accompanying base prospectus, including the information in the documents incorporated by reference herein and therein, for a discussion of certain of the factors you should carefully consider before deciding to purchase any Units in this offering.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “HYMC.” There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect that the liquidity of the Warrants will be limited.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 24,983,358 shares of common stock outstanding as of March 31, 2025. The number of shares of common stock outstanding as of March 31, 2025, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	9,068,970 shares of common stock issuable upon the exercise of warrants outstanding (at the rate of 10 warrants per share) as of March 31, 2025, with a weighted average exercise price of $6.009 per warrant ($60.09 per share);

●	678,071 shares of common stock issuable upon vesting of restricted stock units (“RSUs”) outstanding as of March 31, 2025;

●	966,926 shares of common stock reserved for future issuance under our Amended and Restated HYMC 2020 Performance and Incentive Pay Plan as of March 31, 2025; and

●	Up to shares of common stock underlying the Warrants (or shares if the underwriters exercise their Option in full).

Unless otherwise indicated, all information in this prospectus supplement assumes or gives effect to:

●	no exercise of the outstanding options or settlement of the outstanding warrants or RSUs referred to above;
●	no exercise of the underwriters’ option to purchase Additional Securities; and
●	no exercise of the Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, before making an investment decision. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the SEC and is incorporated by reference into this prospectus supplement, as well as any amendment or update thereto reflected in our subsequent filings with the SEC that are deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus.

Risks Related to this Offering and Our Securities

There is no public market for the Warrants being offered by us in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of our common stock, including voting rights; however, the holders of the Warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the Warrants. Upon exercise by a holder, they will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature. You may not be able to recover your investment in the Warrants, and the Warrants may expire worthless.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the Warrants for a sustained period of time or at all and, consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	General economic and political conditions such as recessions, economic downturns and acts of war or terrorism;
●	Quarterly variations in our operating results;
●	Seasonality of our business cycle;
●	Changes in the market’s expectations about our operating results;
●	Our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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●	Changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;
●	Operating and stock price performance of other companies that investors deem comparable to us;
●	Actual or anticipated fluctuations to the price of gold, silver and other metals;
●	News reports relating to trends in our markets, including any expectations regarding an upcoming “hard” or “soft” market;
●	Cyberattacks and other cybersecurity incidents;
●	Changes in laws and regulations affecting our business;
●	Material announcements by us or our competitors;
●	The impact or perceived impact of developments relating to our investments, including the possible perception by securities analysts or investors that such investments divert management attention from our core operations;
●	Market volatility;
●	A negative market reaction to announced acquisitions;
●	Competitive pressures in each of our divisions;
●	General conditions in the industry in which we operate;
●	Legal proceedings or regulatory investigations; and
●	Sales of substantial amounts of common shares by our directors, executive officers or significant stockholders or the perception that such sales could occur.

Stockholder class action lawsuits may be instituted against us following a period of volatility in our stock price. Any such litigation could result in substantial cost and a diversion of management’s attention and resources.

Purchasers will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

If you purchase Units in this offering, you will incur immediate and substantial dilution in the amount of $        per share (or $        per share if the underwriters exercise their option in full) not including the shares of common stock issuable upon the exercise of the Warrants, because the public offering price of $        per Unit is substantially higher than the as adjusted net tangible book value per share of our outstanding common stock as of March 31, 2025. After giving effect to this offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and not including the exercise of any Warrants, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $        million, or approximately $        per share. You may also experience additional dilution after this offering in the event that the Warrants sold in this offering are exercised or on any future equity issuances, including the issuance of common stock in connection with our equity incentive plans or in connection with any future debt restructuring activities. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution. In order to raise additional capital, we expect to offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per Unit paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights, preferences and privileges superior to existing stockholders, including investors who purchase shares of common stock or Warrants in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per Unit in this offering. If we sell common stock or other securities convertible into or exchangeable for our common stock in subsequent transactions, our investors’ holdings may be materially diluted. See “Dilution.”

A large number of shares of common stock issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

In connection with the offering, we are issuing a significant number of shares of our common stock relative to the amount of our common stock currently outstanding. Additionally, a large number of shares of common stock issued in this offering may be sold in the public market following this offering, which may depress the market price of our common stock. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock. The common stock (including the shares of common stock issuable upon the exercise of the Warrants) issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

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Without additional funding, we will not be able to carry out our business plan, and if we raise additional funding existing securityholders may experience dilution.

We do not have sufficient funds for the planned exploration and development of the Hycroft Mine for mining and processing mineral resources, and we will require significant additional funding in the future. In addition, we have significant amounts of indebtedness outstanding. We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us. Future financings may cause dilution to our shareholders. Our ability to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions as well as our business performance and the economic attractiveness of the Hycroft Mine.

Future sales or other dilution of our equity could adversely affect the market price of our common stock.

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 1,400,000,000 shares of common stock, par value $0.0001 per share. We are generally otherwise not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to holders of our common stock. Moreover, to the extent that we issue restricted stock units, performance stock units, options or warrants to purchase shares of our common stock in the future and those options or warrants are exercised or as the restricted stock units or performance stock units vest, our stockholders may experience further dilution. Holders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of our common stock could decline as a result of sales of shares of our common stock or the perception that such sales could occur.

Our management will have broad discretion in the use of net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds in this offering as stated under “Use of Proceeds.” However, to the extent there are excess net proceeds from the offering, our management will have broad discretion in the application of such net proceeds from this offering as well as the timing of such expenditures, and our stockholders will not have the opportunity as part of their investment decision to assess whether such net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” for a description of our proposed use of net proceeds from this offering.

We do not expect to pay dividends in the foreseeable future. As a result, you may have to rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will, among other things, depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you may have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

Certain proposed changes in tax law may have adverse tax consequences to certain non-U.S. holders of our common stock, Warrants, and Warrant Shares.

On May 22, 2025, the United States House of Representatives passed a bill that, if enacted into law, may affect the U.S. federal income tax considerations applicable to certain non-U.S. holders of our common stock, Warrants, and Warrant Shares. In particular, the bill proposes to increase the current U.S. tax rates, including reduced rates provided under an applicable income tax treaty, on dividends on our common stock and Warrant Shares to certain individuals and entities resident in, or owned by residents of, countries (“applicable persons”) that have enacted any “unfair foreign tax,” as defined in the bill. Among other things, the bill provides for escalating rates of tax on payments to applicable persons, including applicable persons that claim a reduced rate of withholding tax under an applicable income tax treaty, up to 20% above the current statutory rates of tax (determined without regard to any rate provided under an applicable income tax treaty in lieu of such statutory rate). The likelihood of the bill or other similar legislation being enacted is uncertain, and the provisions of the bill or other similar legislation may change prior to enactment. Prospective investors should consult their legal advisors regarding the likelihood of the bill becoming law and the potential effects of the bill to them of investing in our securities.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the Warrants.

A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that immediately prior to or after giving effect to such exercise, the holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of our outstanding common stock immediately after exercise, which percentage shall be 19.99% if such holder (or a controlling affiliate of such holder) is already subject to Section 16 of the Exchange Act with respect to the common stock, unless and until we obtain stockholder approval for such issuances pursuant to and in compliance with the requirements of Nasdaq Stock Market LLC, including Rule 5635, and which percentage may be increased to up to 19.99% by other holders upon 61 days’ notice to us subject to the terms of the Warrants. As a result, certain holders may not be able to exercise their Warrants for shares of common stock at a time when it would be financially beneficial for the holder to do so. In such a circumstance, holders could seek to sell their Warrants to realize value, but the holder may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

S-7

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Warrants issued pursuant to this offering, will be approximately $        million (or $        million if the underwriters exercise in full their option to purchase Additional Securities). We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and/or never be exercised.

We intend to use the net proceeds of this offering for further exploration, working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of all of the net proceeds from this offering. The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. Accordingly, our management will retain broad discretion over the use of any such excess proceeds. Pending the use of the excess net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments. See “Risk Factors—Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

We have limited financial resources and at March 31, 2025, we held unrestricted cash of $39.7 million and had working capital of $41.3 million. We anticipate that we will not generate revenues from gold and silver sales until after further developing the Hycroft Mine and recommencing mining and processing operations, which may never occur. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025, contained a note that indicated that we have incurred significant operating losses, and have stated that these conditions, among others, give rise to material uncertainties that raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon various cost control measures, including the potential to defer expenditures, reduce exploration and development activities, or secure additional capital if necessary. Any unexpected costs, problems or delays could severely impact our ability to continue exploration and development activities. Should we be unable to continue as a going concern, realization of assets and settlement of liabilities in other than the normal course of business may be at amounts materially different than our estimates. The amounts attributed to our assets in our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. We have suffered recurring losses from operations without any current source of operating income. See “Risk Factors.”

Assuming the successful closing of this offering in full and the use of proceeds as disclosed above, we expect to have sufficient capital to maintain general operations over the next 12 months. After such time, we will require additional capital to maintain our operations and to satisfy our obligations. If additional financing is raised by the issuance of shares from our treasury or other securities convertible into common stock, control of the Company may change, security holders will suffer additional dilution and the price of our common stock may decrease. Failure to obtain such additional financing could result in the delay or indefinite postponement of further development of our properties, or even a loss of property interests.

S-8

DESCRIPTION OF SECURITIES

Common Stock

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus.

Warrants to be Issued in this Offering

The following is a brief summary of certain terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrant and the form of warrant agent agreement between us and Continental Stock Transfer & Trust Company, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Warrant and form of warrant agent agreement for a complete description of the terms and conditions of the Warrants.

The Warrants to be issued will have an initial exercise price equal to $      per Warrant Share. Each Warrant will be exercisable from its date of issuance and at any time up to the date that is three years after the initial closing date of this offering.

A holder shall have no right to exercise any portion of a Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise; provided, however, that if the holder (or a controlling affiliate of the holder) is already subject to Section 16 of the Exchange Act with respect to the Company’s common stock prior to giving effect to the Warrants, such limitation shall be 19.99% in lieu of 4.99%, subject to the right of the holder to increase such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 19.99% and such 61 day period cannot be waived. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such Warrants with the purpose or effect of changing or influencing the control of our Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock. Notwithstanding the foregoing, such limitation on exercise shall not apply to holders (or controlling affiliates of such holders) already subject to Section 16 of the Exchange Act with respect to the Company’s common stock prior to giving effect to the Warrants in the event that we obtain stockholder approval for issuances of shares of common stock in excess of such limitation and otherwise as required by and in compliance with the rules of Nasdaq Stock Market LLC, including pursuant to Rule 5635, to permit issuance to such stockholders resulting in beneficial ownership by such stockholders in excess of 19.99% of the outstanding common stock. We have agreed to hold a meeting of our stockholders to obtain such approval within 90 days of the closing date of this offering and to use our best efforts to obtain stockholder approval for such issuances and as required by the Nasdaq Stock Market LLC. In the event we are unable to obtain stockholder approval at such meeting, we are required to hold an additional meeting of our stockholders to obtain such approval each 60 days thereafter until the earlier of stockholder approval being obtained and the date on which no Warrants remain outstanding.

The Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant and described below.

S-9

If at the time of exercise of the Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Warrant Shares to holders, then holders may exercise the Warrant, in whole or in part, at such time by means of a “cashless exercise” in which holders will be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (i) [(A-B) (X)] by (ii) (A), where:

A = the last volume weighted average price (“VWAP”) immediately preceding the time of delivery of the notice of exercise giving rise to the applicable “cashless exercise,” as set forth in the applicable notice of exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire trading day such that, in the event that the Warrant is exercised at a time that the trading market is open, the prior trading day’s VWAP shall be used in this calculation);

B = the exercise price of the Warrant, as adjusted in accordance with its terms; and

X = the number of Warrant Shares that would be issuable upon exercise of the Warrant (or portion thereof if a partial exercise) in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.

No fractional shares will be issued upon the exercise of a Warrant. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of common stock, or by a split up of the common stock or other similar event), we will, upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round down to the nearest whole number the number of shares of common stock to be issued to such holder.

In addition, if we effect a fundamental transaction, then upon any subsequent exercise of the warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the Warrants are exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale or other disposition of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (iv) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (v) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock. Any successor to us or surviving entity shall assume the obligations under the Warrants and shall, at the option of the holder, deliver to the holder in exchange for the Warrant a security of the successor entity which is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock acquirable and receivable upon exercise of the Warrant prior to such fundamental transaction, and with an exercise price which applies the exercise price under the Warrant to such shares of capital stock (but taking into account the relative value of the shares of common stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrant immediately prior to the consummation of such fundamental transaction).

S-10

Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights; however, the holders of the Warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the Warrants.

The provisions of the Warrants may be amended as a single class if we have obtained the written consent of holders representing not less than two-thirds of the shares of our common stock then exercisable under the warrants collectively (in which case such amendments shall be binding on all holders of Warrants). However, the number of shares of our common stock exercisable, the exercise price or the exercise period may not be amended without the written consent of the holder of each such warrant. The Warrants are governed by New York law and if either party commences an action, suit or proceeding to enforce any provisions of the Warrants, other than pursuant to federal securities laws, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

The Warrants will be issued in book-entry form under a warrant agent agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect that the liquidity of the Warrants will be limited.

S-11

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2025:

●	on an actual basis;

●	on an as adjusted basis to reflect:

the issuance and sale by us of                 Units at a public offering price of $       per Unit, resulting in net proceeds to us of $       million after deducting $       in underwriting discounts and commissions and $       in estimated offering expenses payable by us, assuming no exercise by the underwriters of their option and no exercise of the Warrants sold in the offering. Solely for purposes of these calculations, no value has been attributed to the Warrants included in the Units.

You should read this information together with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.”

	As of March 31, 2025
(in thousands, except share and par value amounts)	Actual	As Adjusted(1)
	(unaudited)
Cash	$39,688	$
Long term debt	$127,936
Stockholders’ equity:
Common stock, $0.0001 par value; 1,400,000,000 shares authorized and 24,983,358 shares issued and outstanding on an actual basis and shares issued and outstanding on an as adjusted basis	21
Additional paid-in capital	753,298
Accumulated income (deficit)	(797,825)
Total stockholders’ equity (deficit)	(44,506)
Total capitalization	83,430

(1)	The number of shares of common stock to be outstanding after the offering is based on 24,983,358, which is the number of shares of common stock outstanding on March 31, 2025, assumes no exercise by the underwriters of the option to purchase up to an additional shares of common stock and excludes:

●	9,068,970 shares of common stock issuable upon the exercise of warrants outstanding (at the rate of 10 warrants per share) as of March 31, 2025, with a weighted average exercise price of $6.009 per warrant ($60.09 per share);

●	678,071 shares of common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2025;

●	966,926 shares of common stock reserved for future issuance under our Amended and Restated HYMC 2020 Performance and Incentive Pay Plan as of March 31, 2025; and

●	up to shares of common stock underlying the Warrants (or shares if the underwriters exercise their option in full).

S-12

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant.

S-13

DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value (deficit) per share of our common stock immediately after this offering.

The discussion and table below assume no exercise of the Warrants sold in this offering. Solely for the purposes of these calculations, no value has been attributed to the Warrants.

Our net tangible book value (deficit) as of March 31, 2025, was approximately ($44.5) million, or approximately ($1.78) per share of common stock, based upon 24,983,358 shares of common stock outstanding. Net tangible book value (deficit) per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding.

Without taking into account any other changes in our net tangible book value (deficit) after March 31, 2025, other than to give effect to the issuance and sale by us of          Units in this offering at the public offering price of $       per Unit, resulting in net proceeds to us of $       after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the Warrants issued in this offering, our as adjusted net tangible book value (deficit) as of March 31, 2025, would have been approximately $         million, or approximately $        per share of common stock. This represents an immediate increase in as adjusted net tangible book value (deficit) of $        per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value (deficit) to purchasers of Units in this offering of $        per share of common stock.

The following table illustrates this calculation on a per share basis.

Public offering price per Unit		$
Net tangible book value (deficit) per share as of March 31, 2025	$(1.78)
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value (deficit) per share after giving effect to this offering
Dilution per share to investors participating in this offering		$

If the underwriters exercise in full their option to purchase additional Units, as adjusted net tangible book value (deficit) after this offering would increase to approximately $        per share of common stock, and there would be an immediate dilution of approximately $        per share of common stock to investors participating in this offering, assuming no exercise of the Warrants sold in this offering.

There will be         shares of common stock outstanding after this offering, based upon 24,983,358 shares outstanding as of March 31, 2025, as adjusted for the offering of         Units hereby (or        shares outstanding if the underwriters exercise in full their option to purchase Additional Securities), assuming no exercise of the Warrants sold in this offering.

The number of shares of our common stock outstanding reflected in the discussion and table above is based on 24,983,358 shares of our common stock outstanding as of March 31, 2025. The number of shares outstanding as of March 31, 2025, excludes:

●	9,068,970 shares of common stock issuable upon the exercise of warrants outstanding (at the rate of 10 warrants per share) as of March 31, 2025, with a weighted average exercise price of $6.009 per warrant ($60.09 per share);

●	678,071 shares of common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2025;

●	966,926 shares of common stock reserved for future issuance under our Amended and Restated HYMC 2020 Performance and Incentive Pay Plan as of March 31, 2025; and

●	up to shares of common stock underlying the Warrants (or shares if the underwriters exercise their option in full).

To the extent that warrants outstanding as of March 31, 2025, have been or may be exercised or other shares issued, investors purchasing Units in this offering may experience further dilution. In addition, we expect to choose to raise additional capital due to market conditions or strategic considerations in order to finance our current and future operating plans and/or service our debt obligations. If any of the Warrants issued in this offering are exercised, and to the extent that additional capital is raised through the sale of equity or convertible debt securities, it could result in further dilution to our stockholders.

S-14

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations generally applicable to the ownership and disposition by holders of our common stock acquired as part of the Units acquired pursuant to this offering, the exercise, disposition and lapse of Warrants acquired as part of the Units, acquired pursuant to this offering, and the acquisition, ownership and disposition of Warrant Shares acquired upon exercise of the Warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion addresses tax considerations only for holders that purchase our Units, common stock, Warrants, or Warrant Shares pursuant to this offering and that hold such stock as a “capital asset” as defined in the Code (generally, property held for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark to market method of accounting or persons subject to special tax accounting rules as a result of any item of gross income with respect to our securities being taken into account in an “applicable financial statement,” brokers, expatriates, entities or arrangements treated as partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes, and partners or members therein, controlled foreign corporations, passive foreign investment companies, persons that own, or are deemed to own, more than 5% of our outstanding common stock (except to the extent specifically set forth below), persons that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell our common stock under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations, the Medicare tax or the effect of any state, local or non-U.S. tax law.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR UNITS, COMMON STOCK, WARRANTS OR WARRANT SHARES, AS APPLICABLE, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Units, common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

S-15

A “U.S. Holder” is a beneficial owner of our Units, common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), that, for U.S. federal income tax purposes, is or is treated as:

●	a citizen or individual resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) that has in effect a valid election to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Units, common stock, Warrants or Warrant Shares, as applicable, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding our Units, common stock, Warrants or Warrant Shares, as applicable and each of its partners should consult their tax advisors as to the tax consequences of holding and disposing of our Units, common stock, Warrants or Warrant Shares.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the Units, and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and of one Warrant. We intend to treat the acquisition of a Unit in this manner and, by purchasing a Unit, you agree to adopt such treatment for U.S. federal income tax purposes.

Each holder of a Unit must allocate the purchase price paid by such holder for such Unit between the share of common stock and the Warrant constituting such Unit based on their respective relative fair market values (as determined by such holder based on all the relevant facts and circumstances) at the time of acquisition.2 A holder’s initial tax basis in the one share of common stock and the one Warrant included in each Unit should equal the portion of the purchase price of the Unit allocated thereto. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of one share of common stock and of one Warrant comprising the Unit, and the amount realized on the disposition should be allocated between the one share of common stock and the one Warrant based on their respective relative fair market values at the time of disposition. The separation of one share of common stock and of one Warrant comprising a Unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our common stock and Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its tax advisor regarding the risks associated with an investment in a Unit (including alternative characterizations of a Unit) and regarding an allocation of the purchase price among the share of common stock and the Warrant that comprise a Unit. The balance of this discussion generally assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of our common stock or Warrant Shares. Any remaining excess generally will be treated as gain realized on the sale or other disposition of such shares of common stock or Warrant Shares and will be treated as described under “—U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the applicable tax rate accorded to long-term capital gains.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest. Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of shares of our common stock, Warrants, and Warrant Shares. The amount of gain or loss recognized by a U.S. Holder on such disposition will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if such shares of common stock or Warrants are held as part of Units at the time of such disposition, the portion of the amount realized on such disposition that is allocated to the shares of common stock or Warrants based on the then fair market values of shares of common stock and Warrants constituting the Units) and (2) the U.S. Holder’s adjusted tax basis in such shares of common stock or Warrants. A U.S. Holder’s adjusted tax basis in its shares of common stock or Warrants will generally equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a Unit allocated to a share of common stock or Warrant or, as discussed below, the U.S. Holder’s initial basis for a Warrant Share received upon exercise of a Warrant) less any prior distributions treated as a return of capital. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in a Warrant Share acquired pursuant to a Warrant.

Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for its shares of common stock, Warrants, or Warrant Shares exceeds one year. The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Warrant (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. Holder or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the Warrant.

In certain limited circumstances (as described under “—Description of Securities — Warrants to be Issued in this Offering”), a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. Holder’s cashless exercise of our Warrants to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

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In either tax-free situation, a U.S. Holder’s tax basis in the Warrant Shares received generally would equal the holder’s tax basis in the Warrant exercised. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Warrant Shares would commence on the date of exercise of the Warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the Warrant shares would include the holding period of the Warrant.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder may be deemed to have surrendered a number of Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Warrant Shares received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the Units that is allocated to the Warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for such Warrant shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Non-U.S. Holders

Exercise or Lapse of a Warrant

The characterization for U.S. federal income tax purposes of the exercise or lapse of a Non-U.S. Holder’s Warrant will generally correspond to the characterization described above under “—U.S. Holders—Exercise or Lapse of a Warrant,” although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be similar to those described below in “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares.”

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest. See the more detailed discussion of the rules applicable to distributions made by us under the heading “— Distributions on Our Common Stock and Warrant Shares” below. Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. In the case of any constructive distribution that is treated as a dividend for U.S. federal income tax purposes, it is possible that any withholding tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder.

Distributions on Our Common Stock and Warrant Shares

Distributions on our common stock or Warrant Shares will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Dividends received by a Non-U.S. Holder with respect to our common stock and Warrant Shares will generally be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) unless such dividends are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) and the Non-U.S. Holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN, W-8BEN-E or applicable successor form). Distributions that exceed the Company’s current or accumulated earnings and profits will reduce the Non-U.S. Holder’s adjusted basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of our common stock and will be treated as described under “—Sale or Other Disposition of Our Common Stock” below.

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Non-U.S. Holders should expect that the gross amount of any distributions with respect to our common stock and Warrant Shares will generally be subject to U.S. withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30%.

Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, Warrants, or Warrant Shares, unless:

(i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30%;

(ii) the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain, which may be offset by U.S. source capital losses in certain circumstances, will generally be subject to U.S. federal income tax at a rate of 30%; or

(iii) the Company is, or at any point during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period has been, a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”) and, if our common stock is “regularly traded on an established securities market,” the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding common stock (including Warrant Shares, if applicable), in which case the gain will generally be subject to tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders. No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for this purpose.

We will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC by reason of the relative fair market value of the unsevered gold and silver deposits within our mines as compared to all assets used or held for use in our business.

Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on payments of dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our common stock or Warrant Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds our common stock will affect the determination of whether withholding under the rules described in this paragraph is required. No additional amounts will be paid to holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in our Units, common stock, Warrants, and Warrant Shares.

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UNDERWRITING

We and the underwriters named below, for whom BMO Capital Markets Corp. is acting as representative, have entered into an underwriting agreement, dated the date of this prospectus supplement, with respect to the Units being offered hereby. Subject to certain conditions, each underwriter has severally agreed to purchase, and we have agreed to sell to them, the number of Units indicated below:

Underwriters	Number of Units
BMO Capital Markets Corp.
Paradigm Capital Inc.
Total

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are committed to take and pay for all of the Units being offered, if any are taken, other than the Additional Securities covered by the option described below unless and until such option is exercised. Paradigm Capital Inc. is not a broker-dealer registered with the SEC and therefore, to the extent it makes any offers or sales of shares of common stock in the United States, it will do so only by or through its U.S.-registered broker-dealer affiliate, Paradigm Capital U.S. Inc.

Option to Purchase Additional Shares of Common Stock

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to buy up to an additional               Units, comprised of                additional shares of our common stock and              additional Warrants, representing 15% of the number of Units sold in this offering. The Option may be exercised by the underwriters in respect of: (i) Additional Units at the public offering price, less underwriting discounts and commissions; or (ii) Additional Shares at a price of $       per Additional Share, less underwriting discounts and commissions; or (iii) Additional Warrants at a price of $       per Additional Warrant, less underwriting discounts and commissions; or (iv) any combination of Additional Securities so long as the aggregate number of Additional Shares and Additional Warrants that may be issued under the Option does not exceed          Additional Shares and          Additional Warrants.

Commissions and Discounts

The underwriters initially propose to offer the Units directly to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at such offering price less a concession not in excess of $        per Unit. After the initial offering of the Units, the offering price and the selling concession terms may be changed by the underwriters.

The following table shows the per Unit and total underwriting discounts and commissions to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase Additional Units.

Paid by Us	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of the offering, including printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $      , all of which will be paid by us. We have agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering, including the fees and disbursements of their counsel in an amount not to exceed $250,000.

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We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act and to contribute to payments that we, or the underwriters, as applicable, may be required to make for such liabilities.

Our common stock is listed on the Nasdaq under the symbol “HYCM.” There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect that the liquidity of the Warrants will be limited.

No Sales of Similar Securities

We have agreed that, without the prior written consent of BMO Capital Markets Corp. on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement (the “Lock-Up Period”): (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or file with the SEC a registration statement under the Securities Act to register, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or warrants or other rights to acquire shares of common stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such shares of common stock, securities, warrants or other rights to acquire shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Units to be sold in connection with this offering, (B) any shares of common stock issued by us upon the exercise of an option, the vesting of restricted stock units or the exercise of a warrant or the conversion of a security outstanding on the date hereof and referred to in this prospectus supplement and the accompanying base prospectus and (C) any shares of common stock issued or options or other awards to purchase common stock granted by us pursuant to existing employee benefit plans referred to in this prospectus supplement and the accompanying base prospectus.

Certain of our officers and directors (each, a “Lock-up Party” and together, the “Lock-up Parties”) have agreed that, without the prior written consent of BMO Capital Markets Corp. on behalf of the underwriters, they will not, during the Lock-Up Period: (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or require the Company to file with the SEC a registration statement under the Securities Act to register, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or warrants or other rights to acquire shares of common stock of which the Lock-Up Party is now, or may in the future become, the beneficial owner (the “Restricted Securities”) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of the Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing restrictions shall not apply to, subject in certain cases to various conditions: (i) transfers of Restricted Securities as a bona fide gift or gifts by the Lock-up Parties; (ii) transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the Lock-up Parties or any member of the immediate family of the Lock-up Parties; (iii) transfers or dispositions of Restricted Securities to any of such Lock-up Party’s affiliates (within the meaning set forth in Rule 405 under the Securities Act), limited partners, general partners, limited liability company members or stockholders; (iv) transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of a Lock-up Party; (v) transfers or dispositions of shares of our common stock acquired by the Lock-up Parties in open market purchases after the completion of this offering; or (vi) entry by the Lock-up Parties into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act.

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At any time, BMO Capital Markets Corp. may, in its sole discretion, release some or all the securities from these lock-up agreements.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out the covered short position, the underwriters will consider, among other things, the price of the common stock available for purchase in the open market as compared to the price at which they may purchase additional shares of common stock pursuant to the option described above. “Naked” short sales are any short sales in excess of such option. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. The underwriters may conduct these transactions on the Nasdaq, in the over-the-counter market or otherwise.

In connection with this offering, the underwriters may engage in passive market making transactions in the common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

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Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company is the warrant agent for the Warrants.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of our common stock, or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required. The Units offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of the Units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each an “EEA State”), no common stock or Warrants have been offered or will be offered pursuant to the offering to the public in that EEA State prior to the publication of a prospectus in relation to the common stock or Warrants which have been approved by the competent authority in that EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that EEA State of any common stock or Warrants at any time under the following exemptions under the EU Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

●	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided no such offer of the common stock or Warrants shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer to the public” in relation to the common stock or Warrants in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock or Warrants to be offered so as to enable an investor to decide to purchase any Units, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no common stock or Warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common stock or Warrants which have been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any common stock or Warrants at any time under the following exemptions under the UK Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

●	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation, provided no such offer of the common stock or Warrants shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purpose of this provision, the expression an “offer to the public” in relation to the common stock or Warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any common stock or Warrants to be offered so as to enable an investor to decide to purchase or subscribe for any common stock or Warrants, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

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Canada

The common stock and Warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock or Warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying base prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement and accompanying base prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common stock or Warrants may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock and Warrants without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock and Warrants applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares or Warrants must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying base prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying base prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in our common stock and Warrants. Our common stock or Warrants may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the common stock or Warrants to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock or Warrants constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the common stock or Warrants may be publicly distributed or otherwise made publicly available in Switzerland.

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Japan

The common stock and Warrants have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

United Arab Emirates

The common stock and Warrants have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying base prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and accompanying base prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Hong Kong

The common stock and Warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common stock or Warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock or Warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

The underwriters have acknowledged that this prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have represented and agreed that it has not offered or sold any common stock or Warrants or caused the common stock or Warrants to be made the subject of an invitation for subscription or purchase and will not offer or sell any common stock or Warrants or cause the common stock or Warrants to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying base prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock or Warrants, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the common stock or Warrants is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation

(b)	a trust

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares or pre-funded warrants pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

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LEGAL MATTERS

The validity of the securities offered under this prospectus supplement will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

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EXPERTS

The consolidated financial statements of the Company incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Moss Adams LLP, now known as Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Employees of Ausenco Engineering USA South Inc., Independent Mining Consultants, Inc. and WestLand Engineering & Environmental Services, Inc. have prepared the 2023 Hycroft TRS. Each of the individuals who prepared the 2023 Hycroft TRS is a qualified person as defined in subpart 1300 of Regulation S-K. None of the qualified persons, or the employers of any of the qualified persons, is an affiliate of the Company.

As at the date hereof, none of the above-named experts have received, or is to receive, in connection with the offering, an interest, direct or indirect, in the Company.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit of Form 8-K).

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025 (the “2024 Annual Report”);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, March 4, 2025 and June 9, 2025; and

●	the description of our common stock which is included in our Form 8-K12B filed with the SEC on June 4, 2020, including any amendment or report filed for the purpose of updating such description, including any description of our common stock filed as Exhibit 4.9 to our 2024 Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into this prospectus supplement and will be deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit, of Form 8-K.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all our SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the base prospectus or in any documents previously incorporated by reference have been modified or superseded.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Hycroft Mining Holding Corporation
Attention: Investor Relations
P.O. Box 3030
Winnemucca, NV 89446
(775) 304-0260

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PROSPECTUS

$350,000,000

HYCROFT MINING HOLDING CORPORATION

Class A Common Stock, Preferred Stock, Warrants, Rights, Debt Securities,

Stock Purchase Contracts, Stock Purchase Units, Depositary Shares and Units

We may offer and sell, from time to time in one or more offerings of the following securities:

●	shares of Class A common stock, par value $0.0001 per share;

●	shares of preferred stock, par value $0.0001 per share;

●	warrants to purchase shares of our Class A common stock, preferred stock, debt securities and/or other securities;

●	rights to purchase shares of our Class A common stock, preferred stock, warrants, debt securities and/or depositary shares;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	stock purchase contracts;

●	stock purchase units;

●	depositary shares;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

We may offer and sell up to $350,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our Class A common stock, par value $0.0001 per share, our public warrants, and our October 2020 warrants are listed on The Nasdaq Capital Market under the symbols “HYMC,” “HYMCW,” and “HYMCL,” respectively. On May 7, 2024, the last reported sales price of our Class A common stock listed under the symbol HYMC was $3.41 per share, the last reported sales price of our public warrants listed under the symbol HYMCW was $0.0188 per warrant, and the last reported sales price of our October 2020 warrants listed under the symbol HYMCL was $0.022 per warrant. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of May 9, 2024, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $85,989,490 based on 23,099,685 shares of Class A common stock outstanding, of which 20,232,821 shares are held by non-affiliates, and a per share price of $4.25 based on the average of the bid and asked prices of our Class A common stock on The Nasdaq Capital Market on April 11, 2024 (within 60 days prior to the date of filing). Therefore, as of May 9, 2024, the aggregate market value of our common equity held by non-affiliates was more than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 31, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $350,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “Hycroft,” “HYMC,” “the Company,” “our Company,” “we,” “us,” or “our” refer to Hycroft Mining Holding Corporation, a Delaware corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive, and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and, from time to time in our other filings with the SEC. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to:

●	Risks related to changes in our operations at the Hycroft Mine, including:
○	Risks associated with the cessation of pre-commercial scale mining operations at the Hycroft Mine;
○	Uncertainties concerning estimates of mineral resources;
○	Risks related to a lack of a completed feasibility study; and
○	Risks related to our ability to establish commercially feasible mining operations.

●	Industry-related risks, including:
○	Fluctuations in the price of gold and silver;
○	The intense competition within the mining industry for mineral properties, talent, contractors and consultants;
○	The commercial success of, and risks related to, our development activities;
○	Uncertainties and risks related to our reliance on contractors and consultants;
○	Availability and cost of equipment, supplies, energy, commodities, chemicals or reagents;
○	The inherently hazardous nature of mining activities, including safety and environmental risks;
○	Potential effects on our operations of U.S. federal, state, and local governmental regulations, including environmental regulation and permitting requirements;
○	Uncertainties related to obtaining or retaining approvals and permits from governmental regulatory authorities;
○	Cost of compliance with current and future government regulations, including environmental regulations;
○	Potential challenges to title in our mineral properties;
○	Inadequate insurance to cover all risks associated with our business, or cover the replacement costs of our assets or may not be available or affordable for some risks;
○	Risks associated with potential legislation in Nevada that could significantly increase the costs of mine development on the Company’s unpatented mining claims;
○	Changes to the climate and regulations regarding climate change; and
○	Uncertainties related to the COVID-19 pandemic or other pandemics.

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●	Business-related risks, including:
○	Risks related to our ability to raise capital on favorable terms or at all;
○	The loss of key personnel or our failure to attract and retain personnel;
○	Risks related to our substantial indebtedness, including operating and financial restrictions under existing indebtedness, cross acceleration and our ability to generate sufficient cash to service our indebtedness;
○	The costs related to our land reclamation requirements;
○	Future litigation or similar legal proceedings;
○	Risks related to technology systems and security breaches; and
○	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

●	Risks related to our Class A common stock and warrants, including:
○	Volatility in the price of the Company’s Class A common stock and warrants;
○	Risks relating to a potential dilution as a result of future equity offerings;
○	Risks relating to a short “squeeze” resulting in sudden increases in demand for the Company’s Class A common stock;
○	Risks relating to decreased liquidity of the Company’s common stock as a result of the reverse stock split;
○	Risks relating to information published by third parties about the Company that may not be reliable or accurate;
○	Risks associated with interest rate changes;
○	Volatility in the price of the Company’s Class A common stock could subject us to securities litigation;
○	Risks associated with the Company’s current plan not to pay dividends;
○	Risks associated with future offerings of senior debt or equity securities;
○	Risks related to a potential delisting by The Nasdaq Capital Market;
○	Anti-takeover provisions could make a third-party acquisition of the Company difficult; and
○	Risks related to limited access to the Company’s financial information due to the fact the Company elected to take advantage of the disclosure requirement exemptions granted to smaller reporting companies.

The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services, as well as any evolution of or shift in our business plans, or to execute any future strategic options, are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate, and therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

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Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our Company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	Class A common stock;

●	preferred stock;

●	warrants to purchase any of the securities listed above;

●	rights to purchase any of the securities listed above; and/or

●	debt securities, in one or more series;

●	stock purchase contracts;

●	stock purchase units;

●	depositary shares; and

●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

THE COMPANY

Business Overview

We are a gold and silver development company that wholly owns the Hycroft Mine in the prolific mining region of Northern Nevada. We are focused on exploring the Hycroft Mine’s claims comprising approximately 64,085 acres and developing our wholly owned Hycroft Mine in a safe, environmentally responsible, and cost-effective manner.

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We restarted pre-commercial scale open pit mining operations at the Hycroft Mine during the second quarter of 2019 and began producing and selling gold and silver during the third quarter of 2019. We operated the Hycroft Mine until November 2021, when we discontinued active mining operations as a result of the then-current and expected ongoing cost pressures for many of the reagents and consumables used at the Hycroft Mine and to further determine the most effective processing method for the sulfide ore. We recovered the remaining gold and silver from the drain down solutions in 2022. In March 2023, we, along with our third-party consultants, completed and filed the Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada, effective March 27, 2023 (“2023 Hycroft TRS”), with an effective date of March 27, 2023, prepared in accordance with the SEC’s Modernization of Property Disclosures for Mining Registrants as set forth in subpart 1300 of Regulation S-K (“Modernization Rules”). The 2023 Hycroft TRS provides an Updated Initial Assessment of the mineral resource estimate utilizing a milling and acid pressure oxidation (“Acid POX”) process for sulfide mineralization and heap leaching process for oxide and transition mineralization. The 2023 Hycroft TRS included (i) additional exploration drilling results from 2021 and 2022, (ii) additional assay information associated with historical drilling that was previously missing, (iii) other updates after additional review of historical assay certificates, and (iv) other adjustments. The Acid POX process included in the 2023 Hycroft TRS is a conventional crushing, grinding, and flotation circuit that generates a concentrate to be fed to an autoclave facility commonly used for refractory gold ores in this region. We will continue to build on the work to date and investigate opportunities identified through progressing the technical and data analyses leading up to the 2023 Hycroft TRS and will provide an updated technical report at an appropriate time.

During the year ended December 31, 2023, we continued Phase 2 of the 2022-2023 exploration drill program, completed portions of the metallurgical and variability test work, and continued to analyze drill assay data and information received during Phase 1 and Phase 2 of the 2022-2023 exploration drill program involving reverse circulation (“RC”) and core drilling that began in the third quarter of 2022.  As of December 31, 2023, the Hycroft Mine had measured and indicated mineral resources of 10.6 million ounces of gold and 360.7 million ounces of silver and inferred mineral resources of 3.4 million ounces of gold and 96.1 million ounces of silver, which are contained in oxide, transitional, and sulfide ores.

2024 Outlook

Our current plan is to operate safely as we continue exploration drilling, drilling and data analyses, completing technical studies, conducting trade-off studies and alternatives analyses for determining the optimal process flow sheet for processing sulfide ores and recovering gold and silver, and maintaining the Hycroft Mine. The Company continues to evaluate various process alternatives to economically improve gold and silver recoveries while developing potential additional by-product revenue streams. The trade-off studies and alternative analyses include different grinding methods, various flotation cell configurations, sulfide conversion through pressure oxidation and roasting, and process flow sheet development. This additional work is expected to be completed over the coming months, and as a result, the Company will provide updates on the anticipated timing of the process flow sheet and the associated technical report as information becomes available.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We will cease to qualify as a smaller reporting company if we have (1) a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million during our last fiscal year, or (2) a non-affiliate public float in excess of $700 million, in each case determined on an annual basis as of the last business day of our second quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

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USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, the repayment, refinancing, redemption or repurchase of existing indebtedness, exploration, working capital or capital expenditures, acquisitions and other investments. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of Class A common stock;

●	shares of preferred stock;

●	warrants to purchase shares of our Class A common stock, preferred stock, debt securities and/or other securities;

●	rights to purchase shares of our Class A common stock, preferred stock, warrants, debt securities and/or depositary shares;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	stock purchase contracts;

●	stock purchase units;

●	depositary shares; or

●	units consisting of a combination of the foregoing securities.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of the Class A common stock and preferred stock that we may offer under this prospectus but are not intended to be complete. For the full terms of our common and preferred stock, please refer to our Second Amended and Restated Certificate of Incorporation, as amended from time to time, and our Amended and Restated Bylaws, as amended from time to time. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

Authorized Capital Stock

As of May 7, 2024, our authorized capital stock consists of 1,410,000,000 shares of capital stock with a par value of $0.0001 per share, consisting of 1,400,000,000 shares of Class A common stock, par value of $0.0001 per share, and 10,000,000 shares of preferred stock, par value of $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series. As of May 7, 2024, there were 23,099,685 shares of Class A common stock issued and outstanding, held by 247 holders of record. No shares of preferred stock were issued or outstanding as of May 7, 2024. The authorized and unissued shares of both Class A common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our Class A common stock or preferred stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the preferred stock authorized in accordance with the terms and conditions set forth in the Second Amended and Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Class A Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of our Class A common stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Class A common stock will at all times vote together as one class on all matters submitted to a vote of the Company’s Class A common stockholders under the Second Amended and Restated Certificate of Incorporation. Holders of Class A common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Class A common stock voting for the election of directors can elect all of the directors. Holders of our Class A common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Our Class A common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Class A common stock.

Dividends

Subject to the rights, if any, of holders of any outstanding shares of preferred stock, the Second Amended and Restated Certificate of Incorporation provides that holders of Class A common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of legally available funds and shall share equally on a per share basis in such dividends and distributions.

Liquidation Preference

The Second Amended and Restated Certificate of Incorporation provides that in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Class A common stock will be entitled to receive all of the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A common stock held by them, after the rights of creditors and the holders of the preferred stock have been satisfied.

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Preferred Stock

The total number of authorized shares of preferred stock is ten million (10,000,000) shares with a par value of $0.0001 per share. Preferred stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Anti-Takeover Effects of Certain Provisions of Our Second Amended and Restated Certificate of Incorporation, as Amended, and Our Amended and Restated Bylaws, as Amended

Provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. The Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of the Company preferred stock, directors may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares then entitled to vote at an election of directors.

Vacancies on the Board of Directors. Subject to the rights of the holders of any series of the Company preferred stock, any vacancy on the Company’s Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of the Company’s directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by a vote of the stockholders.

Preferred Stock. Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Class A common stock.

Amendment of Certificate of Incorporation or Bylaws. As required by the DGCL, any amendment of the Second Amended and Restated Certificate of Incorporation must first be approved by a majority of the directors then in office and, if required by law or the Second Amended and Restated Certificate of Incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote on the amendment as a class.

The Company’s Amended and Restated Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Company directors then in office, and may also be amended, altered or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

Limitation of Liability. The Second Amended and Restated Certificate of Incorporation provides for the limitation of liability of, and providing indemnification to, our directors and officers.

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Special Stockholders Meeting. The certificate of incorporation provides that a special meeting of stockholders may only be called only by the Chairperson of the Board, Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is specifically denied.

Business Combinations. Although the Second Amended and Restated Certificate of Incorporation provides that the Company will not be governed by Section 203 of the DGCL, the Second Amended and Restated Certificate of Incorporation includes a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by certain stockholders of the Company and their respective successors and affiliates, reflecting current and former significant stakeholders in such stockholders and the Company, from the definition of “interested stockholder.”

Nominations of Directors. The Amended and Restated Bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Transfer Agent

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Exchange Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “HYMC.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. More specifically, we will issue senior debt under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue subordinated debt under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt, the subordinated debt and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

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General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things;

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

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●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments, sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated; and

●	and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

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If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee.

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; and

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions.

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General

We may issue warrants for the purchase of Class A common stock, preferred stock, debt securities and/or other securities in one or more series. We may issue warrants independently or together with Class A common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Class A common stock, the number or amount of shares of Class A common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

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●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase Class A common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

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Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, Class A common stock, warrants or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

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The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for debt securities, preferred stock, Class A common stock, warrants, or depositary shares upon the exercise of the rights;

●	the number of rights issued or to be issued to each shareholder;

●	the number and terms of debt securities, preferred stock, Class A common stock, warrants, or depositary shares which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

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The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

●	if applicable, a discussion of material U.S. federal income tax considerations; and

●	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

●	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if applicable, a discussion of any special U.S. federal income tax considerations; and

●	any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

Each debt security, warrant, right, depositary share, stock purchase contract, stock purchase unit, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, warrants, rights, depositary shares, stock purchase contracts, stock purchase units, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

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If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

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We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the Class A common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any Class A common stock sold pursuant to a prospectus supplement will be eligible for trading on The Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL OPINIONS

The validity of the issuance of the securities offered hereby will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be names in the accompanying prospectus supplement and may opine to certain legal matters.

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EXPERTS

The consolidated financial statements of Hycroft Mining Holding Corporation (the “Company”) incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Employees of Ausenco Engineering South USA, Inc., Independent Mining Consultants, Inc, and WestLand Engineering & Environmental Services, Inc. have prepared the Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada in March 2023 (“2023 Hycroft Technical Report”). Each of the individuals who prepared the 2023 Hycroft Technical Report is a qualified person as defined in subpart 1300 of Regulation S-K. None of the qualified persons, or the employers of any of the qualified persons, is an affiliate of Company.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at www.hycroftmining.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”) filed with the SEC on March 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed on May 7, 2024;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024, that are incorporated by reference into Part III of the 2023 Annual Report;

●	our Current Report on Form 8-K filed with the SEC on April 12, 2024;

●	the description of our Class A common stock which is included in our Form 8-K12B filed with the SEC on June 4, 2020, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.hycroftmining.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Hycroft Mining Holding Corporation

P.O. Box 3030

Winnemucca, Nevada 89446

(775) 304-0260

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HYCROFT MINING HOLDING CORPORATION

         Units

Each Unit Consisting of One Share of Class A Common Stock

One-Half of One Warrant to Purchase One Share of Class A Common Stock

(and Shares of Class A Common Stock Underlying the Warrants)

Joint Book-Running Managers

BMO CAPITAL MARKETS	PARADIGM CAPITAL INC.

June            , 2025